UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 1, 2019
(May 1, 2019)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address of Principle Executive Offices and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.
On May 1, 2019, Public Service Company of New Mexico (“PNM”), a wholly-owned utility subsidiary of the PNM Resources, Inc. (the “Company”), the New Mexico Renewable Energy Transmission Authority (“RETA”), and Western Spirit Transmission LLC, (“Western Spirit”, and together with RETA, the “Sellers”), entered into a Build Transfer Agreement (the “BTA”), for the purchase by PNM of an approximately 165 mile 345 kV transmission line and associated facilities (the “Project”) to be developed and constructed by Sellers. The purchase price for the Project is equal to the sum of the aggregate amount of the Project costs, subject to certain adjustments, up to a maximum of $400 million dollars. RETA is a New Mexico state authority. Western Spirit is an affiliate of Pattern Energy Group 2 LP (“Pattern Development”).
The BTA contains a number of customary representations and warranties and indemnification provisions as well as closing conditions, including regulatory and third-party approvals. The parties may terminate each of the agreements under certain circumstances.  The purchase of the Project is subject to, among other conditions, receiving approval from Federal Energy Regulatory Commission (“FERC”), the New Mexico Public Regulation Commission, and, if necessary, anti-trust review under the Hart-Scott-Rodino Act.
PNM also has entered into Transmission Service Agreements (“TSAs”) and other ancillary agreements with Pattern Wind New Mexico Wind, LLC (“Pattern Wind”), an affiliate of Western Spirit and Pattern Development seeking firm transmission service for wind facilities it is developing. The TSAs are entered into pursuant to PNM’s FERC Open Access Transmission Tariff, and, along with certain ancillary agreements, set forth PNM’s obligations for providing transmission service to Pattern Wind. PNM will file for a new incremental FERC transmission tariff rate for transmission service that will provide for recovery of the revenue requirement for the Project and certain PNM built facilities with an estimated total cost of approximately $360 million. The tariff also reflects customer self-funding of up to $75 million provided by Pattern Wind, for a net investment of $285 million.
The above descriptions of the BTA is not complete and is qualified in its entirety by reference to the entire BTA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this Current Report on Form 8-K that relate to future events or PNMR’s or PNM’s expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither PNMR nor PNM assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR and PNM caution readers not to place undue reliance on these statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see PNMR’s and PNM’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Reports on Form 10-Q filings filed with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.
Exhibit Number        Description

10.1	Build Transfer Agreement, dated as of May 1, 2019, among Public Service Company of New Mexico, New Mexico Renewable Energy Transmission Authority and Western Spirit Transmission LLC*
___________
* Pursuant to Release No. 33-10618, the Registrant has omitted the schedules and exhibits to this Agreement because such schedules and exhibits are not material. If requested by the Commission or its Staff, the Registrant will provide an unredacted copy of this Exhibit on a supplemental basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: May 1, 2019	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)